UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2013

AquaLiv Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-147367	38-3767357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4550 NW Newberry Hill Road, Suite 202 Silverdale, WA 98383
(Address of Principal Executive Offices)

(360) 473-1160

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 1.02 Termination of a Material Definitive Agreement.

On January 11, 2013, AquaLiv Technologies, Inc., a Nevada corporation (“we”, “our” or the “Company”), entered into a Termination Agreement (the “Termination Agreement”) by and between the Company and Auctus Private Equity Fund, LLC, a Massachusetts limited liability company (“Auctus”). Pursuant to the Termination Agreement, the Company and Auctus agreed to terminate that certain Drawdown Equity Facility Agreement, dated April 27, 2012, by and between the Company and Auctus (the “Financing Agreement”), and that certain Registration Rights Agreement, dated April 27, 2012, by and between the Company and Auctus (the “Registration Agreement”).

The above description of the Termination Agreement does not purport to be complete and is qualified in its entity by reference to the Termination Agreement, which is attached here to as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Termination Agreement, dated January 11, 2013, by and between AquaLiv Technologies, Inc. and Auctus Private Equity Fund, LLC*

* Filed herewith

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUALIV TECHNOLOGIES, INC.

Date: January 17, 2013	By:	/s/Duane Spader
Duane Spader
Chief Executive Officer, President